Exhibit 99.1

KBW, INC. ANNOUNCES RECORD DATE AND MEETING DATE FOR SPECIAL MEETING OF STOCKHOLDERS IN CONNECTION WITH MERGER AGREEMENT

New York, NY, December 14, 2012 — KBW, Inc. (“KBW”) (NYSE: KBW) announced today that it has established a record date and a meeting date for a special meeting of its stockholders to, among other things, consider and vote on a proposal to adopt the previously announced Agreement and Plan of Merger dated as of November 5, 2012, among KBW, Stifel Financial Corp. (“Stifel”), and two wholly-owned subsidiaries of Stifel, SFKBW One, Inc. and SFKBW Two, LLC.

KBW stockholders of record at the close of business on December 24, 2012, will be entitled to notice of the special meeting and to vote at the special meeting. The special meeting will take place on January 30, 2013, commencing at 10:00 a.m., Eastern time, in the Luce Room of the Time Life Building, located at 1271 Avenue of the Americas, New York, New York 10020.

About KBW

KBW, Inc., headquartered in New York, operates in the U.S., Europe and Asia through its broker dealer subsidiaries, Keefe, Bruyette & Woods, Inc., Keefe, Bruyette & Woods Limited and Keefe, Bruyette & Woods Asia Limited. Celebrating its 50th anniversary, KBW has established itself as a leading independent authority in the banking, insurance, brokerage, asset management, mortgage banking, real estate and specialty finance sectors. Founded in 1962, the firm maintains industry-leading positions in the areas of research, corporate finance, mergers and acquisitions as well as sales and trading in equities and debt securities of financial services companies.

Cautionary Statement Concerning Forward-Looking Statements

Statements in this document that relate to Stifel’s or KBW’s future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events, risks and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from those expressed or implied in these forward-looking statements. The material factors and assumptions that could cause actual results to differ materially from current expectations include, without limitation, the following: (1) the inability to close the merger in a timely manner; (2) the inability to complete the merger due to the failure to obtain KBW stockholder adoption of the merger agreement or the failure to satisfy other conditions to completion of the merger, including required regulatory and court approvals; (3) the failure of the transaction to close for any other reason; (4) the possibility that the integration of KBW’s business and operations with those of Stifel may be more difficult and/or take longer than anticipated, may be more costly than anticipated and may have unanticipated adverse results relating to KBW’s or Stifel’s existing businesses; (5) the challenges of integrating and retaining key employees; (6) the effect of the announcement of the transaction on Stifel’s, KBW’s or the combined company’s respective business relationships, operating results and business generally; (7) the possibility that the anticipated synergies and cost savings of the merger will not be realized, or will not be realized within the expected time period; (8) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (9) the challenges of maintaining and increasing revenues on a combined company basis following the close of the merger; (10) diversion of management’s attention from ongoing business concerns; (11) general competitive, economic, political and market conditions and fluctuations; (12) actions taken or conditions imposed by the United States and foreign governments; (13) adverse outcomes of pending or threatened litigation or government investigations; (14) the impact of competition in the industries and in the specific markets in which Stifel and KBW, respectively, operate; and (15) other factors that may affect future results of the combined company described in the section entitled “Risk Factors” in the proxy statement/prospectus to be mailed to KBW’s shareholders and in Stifel’s and KBW’s respective filings with the U.S. Securities and Exchange Commission (“SEC”) that are available on the SEC’s web site located at http://www.sec.gov, including the sections entitled “Risk Factors” in Stifel’s Annual

Report on Form 10-K for the fiscal year ended December 31, 2011, and “Risk Factors” in KBW’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011. Readers are strongly urged to read the full cautionary statements contained in those materials. We assume no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

Additional Information

In connection with the proposed transaction, Stifel has filed with the SEC a registration statement on Form S-4 that also constitutes a preliminary prospectus of Stifel and other relevant documents relating to the acquisition of KBW with the SEC. The registration statement on Form S-4 includes a preliminary proxy statement of KBW, and the definitive proxy statement/prospectus will be mailed to shareholders of KBW. Stifel and KBW shareholders are urged to read the final registration statement and any other relevant documents filed with the SEC, including the definitive proxy statement/prospectus, because they will contain important information about Stifel, KBW and the proposed transaction. Investors and securityholders will be able to obtain free copies of the final registration statement and the definitive proxy statement/prospectus (when available) as well as other filed documents containing information about Stifel and KBW, without charge, at the SEC’s website (http://www.sec.gov). Free copies of Stifel’s filings also may be obtained by directing a request to Stifel’s Investor Relations by phone to (314) 342-2000, in writing to Stifel Financial Corp., Attention: Investor Relations, 501 North Broadway, St. Louis, Missouri 63102, by email to investorrelations@stifel.com or at Stifel’s website (http://www.stifel.com). Free copies of KBW’s filings also may be obtained by directing a request to KBW’s Investor Relations by phone to (866) 529-2339, in writing to KBW, Inc., Attn: Alan Oshiki, c/o King Worldwide Investor Relations, 48 Wall Street, 32nd Floor, New York, New York 10005, or by email to kbw.inv.relations@kbw.com.

Proxy Solicitation

Stifel, KBW and their respective directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from the shareholders of KBW with respect to the proposed transaction. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the final registration statement and definitive proxy statement/prospectus and other materials filed with the SEC (when available) in connection with the proposed transaction. Information regarding Stifel’s directors and executive officers is also available in Stifel’s definitive proxy statement for its 2012 Annual Meeting of Shareholders filed with the SEC on April 20, 2012. Information regarding KBW’s directors and executive officers is also available in KBW’s definitive proxy statement for its 2012 Annual Meeting of Shareholders filed with the SEC on April 27, 2012. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at KBW and Stifel.

Contacts:

Investors:

KBW Investor Relations

Alan Oshiki, 866-529-2339

Or

Media:

Intermarket Communications

Mike Gelormino, 212-909-4780

Source: KBW, Inc.